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                              EXHIBIT A

                              AGREEMENT

                    JOINT FILING OF SCHEDULE 13G


     The Undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned's ownership of securities of Laminating Technologies, Inc. and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.




                                           Kinder Investments, L.P.


                                              /s/ Brian A. Wasserman
Dated:   June 7, 1999                By:________________________________
         New York, New York                  Brian A. Wasserman
                                             Managing Member
                                             Peyser Associates, LLC





                                           Peyser Associates, LLC


                                             /s/ Brian A. Wasserman
Dated:   June 7, 1999                   By:_________________________________
         New York, New York                   Brian A. Wasserman
                                              Managing Member





                                             /s/ Brian A. Wasserman
Dated:  June 7, 1999                      _________________________________
        New York, New York                       Brian A. Wasserman